Exhibit 23.1


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 15, 2000 included in Motient Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Vienna, VA
July 24, 2000